Exhibit 99.1
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Investor Relations:	Media:
Matthew.Fort@irco.com	Sara.Hassell@irco.com

Ingersoll Rand Names Santiago Arias Duval as Interim Leader for Global Precision & Science Technologies Business Segment

DAVIDSON, N.C. – September 7, 2023 - Ingersoll Rand Inc. (NYSE: IR) today announced Santiago Arias Duval, vice president and general manager of Life Sciences, to serve as the interim business leader for the global Precision & Science Technologies (PST) business segment, effective immediately. Enrique Minarro Viseras, who previously served as the senior vice president and general manager of PST, will depart the company on September 8, 2023 to pursue an external opportunity.

While the company considers internal and external candidates for a permanent appointment, Santiago will be responsible for delivering the global PST strategy across commercial, operations, and new product development activities. In addition, he will drive the ongoing execution of PST’s inorganic growth strategy as we continue to build a premier market leader in niche pump and compression technologies.

As a proven leader with more than 15 years of experience, Santiago has extensive experience in managing and growing diverse businesses in the life sciences and industrial sectors. Since joining Ingersoll Rand in 2017, Santiago has held multiple leadership positions across the company, including serving as the general manager of the MP Pumps and Oberdorfer industrial pump businesses, vice president of Life Sciences North America, and the global vice president and general manager of the vacuum and liquid handling businesses. In addition, Santiago has strong inorganic growth experience as he has led and integrated several acquisitions since joining Ingersoll Rand, including MP Pumps, Air Dimensions, and Zinsser North America.

His experience and strong discipline across business functions (operations, product management, and commercial sales) and execution of M&A makes him well-suited for driving business continuity for PST during this transition.

“We thank Enrique for his leadership and contributions made during his tenure,” said Vicente Reynal, chairman and chief executive officer. “Santiago has demonstrated deep industry knowledge, strategy execution, and technical expertise that can help propel the business forward. We are confident he is the right person to lead PST during this transition.”

Prior to Ingersoll Rand, Santiago held leadership roles at Danaher and General Motors. In addition, he co-founded a startup targeting micro cold-storage products to solve perishability issues within Indian fruit and vegetable supply chains.

Santiago holds a Bachelor of Science in electrical engineering from Georgia Institute of Technology and a Master of Business Administration from the MIT Sloan School of Management.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.

These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic, including business disruptions caused by government restrictions; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel ; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic, geopolitical tensions, cyber events or other events outside of our control; (12) the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program; and (13) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency. For more information, visit www.IRCO.com.